      Exhibit 99.2

MEDIA CONTACT:
Gary Spinell
(972) 471-7925
gspinell@mannatech.com

Mannatech Announces Board Resignation

(COPPELL, Texas) December 24, 2009 – Mannatech, Incorporated (NASDAQ: MTEX - News), a global pioneer in the development of high-quality health, weight and fitness, and skin care solutions based on nutritional science, announced the resignation of Professor Robert Blattberg from its board of directors, effective December 21, 2009.

Professor Blattberg joined the board in 2007.

Many of Mannatech’s products are based on Real Food TechnologySM solutions which provide consumers with products that contain standardized levels of natural and plant-sourced nutrients at nutritionally effective levels. Food-sourced ingredients are chosen from those scientifically proven to most benefit the human body. Mannatech offers the best alternative to synthetic vitamin and mineral products and so-called “super-juice” products.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at New.Mannatech.com.

About Mannatech

Mannatech, Incorporated develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. These proprietary products are available through independent sales Associates around the globe including the United States, Canada, South Africa, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore and the Republic of Korea. For more information please visit New.Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.